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Exhibit 23.2



Consent of Independent Auditors

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of 20/20 Networks, Inc. of our report dated April 11, 2003 which appears in the Registrant`s Form 10-KSB for the year ended December 31, 2002.

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas

June 24, 2003


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